Banc of America Funding Corporation
  Mortgage Pass-Through Certificates,
  Series 2007-6

         I, Tommy Harris, a Senior Vice President of CitiMortgage, Inc. (the "Master Servicer"), certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Banc of America Funding 2007-6 Trust (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with the servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, National Association as Servicer, GreenPoint Mortgage Funding, Inc. as Servicer, SunTrust Mortgage, Inc. as Servicer, U.S. Bank National Association as Custodian, Wells Fargo Bank, N.A. as Servicer, Citibank, N.A. as Securities Administrator, LandAmerica Tax and Flood Services, Inc. as sub-contractor for GreenPoint Mortgage Funding, Inc., American Security Insurance Company, Standard Guaranty Insurance COmpany, and TrackSure Insurance Agency, Inc. as sub-contractor for GreenPoint Mortgage Funding, Inc., SunTrust Bank as sub-contractor for SunTrust Mortgage, Inc., and ZC Sterling Insurance Agency, Inc. as sub-contractor for Suntrust Mortgage, Inc.



    Dated:   March 27, 2008


    /s/ Tommy Harris
    Signature

        Senior Vice President
        (senior officer in charge of the servicing function of the master servicer)